Exhibit 10.8
Execution Version
FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of March 30, 2026 by and among BANC OF CALIFORNIA, a California state-chartered bank (“Bank”); AURA SUB, LLC, a Delaware limited liability company (“Borrower”); and AURA HOLDCO LLC, a Delaware limited liability company (“Parent”), CIRCLE MEDIA LABS INC., a Delaware corporation (“Circle Media”), and GET AURA LLC, a Delaware limited liability company (“Get Aura”; together with Parent, Circle Media, and any other Person joined hereto as a guarantor from time to time, each a “Guarantor” and, collectively, “Guarantors”; Borrower and each Guarantor are each a “Loan Party” and, collectively, “Loan Parties”).
RECITALS
Loan Parties and Bank are parties to that certain Loan and Security Agreement dated as of February 18, 2025 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1)Section 6.7 of the Agreement is hereby amended and restated, as follows:
6.7    Financial Covenants. Loan Parties shall maintain the financial covenant in clause (a) below at all times. Loan Parties shall maintain the financial covenant in clause (b) below at all times until the achievement of the Equity Milestone.
(a)Minimum Cumulative Revenue. Measured monthly as of the last day of each month and calculated on a cumulative basis beginning as of January 1, 2026, Loan Parties shall achieve consolidated Revenue of at least the amounts shown in the table immediately below for the corresponding measurement periods. Minimum cumulative Revenue levels for the measuring periods beginning with July 2026 and continuing through December 2026 shall be established by Bank and incorporated herein by an amendment, which Loan Parties hereby agree to execute by July 31, 2026. For subsequent periods, Bank and Loan Parties hereby agree that Bank may use the board-approved annual budget provided in accordance with Section 6.2(a)(iii) above to establish the monthly minimum cumulative Revenue amounts for such periods. Such amounts shall be incorporated herein by an amendment, which Loan Parties hereby agree to execute by February 28 of the applicable year.

Measurement Period Ending	Minimum Cumulative Revenue
January 31, 2026	$19,882,716
February 28, 2026	$35,973,091
March 31, 2026	$52,931,247
April 30, 2026	$69,778,730
May 31, 2026	$86,983,882
June 30, 2026	$104,051,337

(b)Minimum Cumulative Adjusted EBITDA. Measured monthly as of the last day of each month and calculated on a cumulative basis beginning as of January 1, 2026, Loan Parties shall achieve consolidated Adjusted EBITDA of at least the amounts shown in the table immediately below for the corresponding measurement periods. Minimum cumulative Adjusted EBITDA levels for the measuring periods beginning with July 2026 and continuing through December 2026 shall be established by Bank, acting in good faith after discussions with Borrower, and incorporated herein by an amendment, which Loan Parties hereby agree to execute by July 31, 2026. For subsequent periods, Bank and Loan Parties hereby agree that Bank may use the board-approved annual budget provided in accordance with Section 6.2(a)(iii) above to establish the monthly minimum cumulative Adjusted EBITDA amounts for such periods, acting in good faith after discussions with Borrower. Such amounts shall be incorporated herein by an amendment, which Loan Parties hereby agree to execute by February 28 of the applicable year.

Measurement Period Ending	Minimum Cumulative Adjusted EBITDA
January 31, 2026	($6,192,083)
February 28, 2026	($14,534,274)
March 31, 2026	($20,896,044)
April 30, 2026	($26,684,623)
May 31, 2026	($31,778,846)
June 30, 2026	($36,293,386)
2)The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:
“Adjusted EBITDA” means, with respect to any fiscal period, an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, plus (d) any non-Cash stock compensation expenses, plus (e) up to $20,000,000 of non-recurring restructuring or transaction-related expenses, plus (f) gains and losses related to mark to market adjustments associated with warrant liabilities and convertible debt (plus any losses and minus any gains), plus (g) the change in deferred revenue during the period (plus any increase and minus any decrease), and minus (h) any increase in net Capitalized Expenditures during the period.
3)Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Loan Party ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
4)Each Loan Party represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

Aura Sub, LLC – 4ᵗʰ Amendment to LSA — Execution

5)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)this Amendment, duly executed by each Loan Party and Bank;
b)payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from the accounts of any Loan Party; and
c)such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[Signature Page Follows]

Aura Sub, LLC – 4ᵗʰ Amendment to LSA — Execution

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

AURA SUB, LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

AURA HOLDCO LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CIRCLE MEDIA LABS INC.

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

GET AURA LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

BANK:

BANC OF CALIFORNIA

By:	/s/ Peter Moon
Name:	Peter Moon
Title:	SVP
[Signature Page to Fourth Amendment to Loan and Security Agreement]
4
Aura Sub, LLC – 4ᵗʰ Amendment to LSA — Execution